UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

Performant Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway

Livermore, California 94551

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Performant Financial Corporation (the “Company”) was held on May 30, 2013, at 10:00 a.m. Pacific time, at the Courtyard Marriott Hotel located at 2929 Constitution Drive, Livermore, California 94551. A total of 45,382,222 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 97.14% of the total number of shares outstanding and entitled to vote at the meeting.

The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:

Proposal No. 1 – Election of Directors

The Company’s stockholders elected two Class I directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified:

	FOR	WITHHELD	BROKER NON-VOTES
Todd R. Ford	43,257,705	1,041,024	1,083,493
Brian P. Golson	33,708,886	10,589,843	1,083,493

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

FOR	AGAINST	ABSTAIN
45,011,995	370,227	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2013

PERFORMANT FINANCIAL CORPORATION

By:	/s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer